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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (i) Registration Statements (Forms S-8 No. 33-41528, No. 33-78846, No. 33-55442, No. 33-89368, No. 33-55440,
No. 33-78840, No. 33-89370 and No. 33-89366) of Cellular Communications International, Inc. (the "Company") and (ii) Registration Statement (Form S-3 No. 33-90980) of the Company and in the related Prospectus of our report dated March 18, 1997, with respect to the consolidated financial statements of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                               ERNST & YOUNG LLP

New York, New York
March 27, 1997